Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Eldorado Gold Corporation
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/27/2024
Reporting Entity ESTMA Identification Number	E919377

Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	Eldorado Gold (Quebec) Inc (ID: E558445)

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above.
Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Paul Ferneyhough				Date	5/27/2024
Position Title	Executive VP and Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year		From:	1/1/2023	To:	12/31/2023
Reporting Entity Name		Eldorado Gold Corporation				Currency of the Report		USD
Reporting Entity ESTMA Identification Number		E919377
Subsidiary Reporting Entities (if necessary)		Eldorado Gold (Quebec) Inc (ID: E558445)
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes[1]	Royalties	Fees[2]	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Turkey	Federal Government of the Republic of Turkey	11,110,000	17,000,000	4,910,000	33,020,000	Payments to Regional Directorate of Forestry, General Directorate of Mining and Oil Affairs, Ankara Kurumlar Tax Office, Ankara Tax Office Directorate, Ankara Ihtisas Tax Office, Canakkale Tax Office, Energy Market Regulatory Authority, General Directorate of Land Registry, Inheritance Tax Office, Menderes Land Registry Office, Ministry of Justice, and Hayriye Ozcelik Ankara 9th Notary .

											Payments made in TRY, converted to USD at the exchange rate at the date of the individual payment. The average exchange rate for the period was 23.91. See note 1 & 2 below.
Turkey	Menderes Municipal Government			200,000						200,000	Payments made in TRY, converted to USD at the exchange rate at the date of the individual payment. The average exchange rate for the period was 23.91.
Canada	Government of Quebec	14,390,000	80,000	14,470,000	Payments to Revenu Quebec, Ministre des finances du Québec, and Ministère de la Faune Québec.

											Payments made in CDN, converted to USD at the exchange rate at the date of the individual payment. The average exchange rate for the period was 1.35.
Canada	Municipality of Val-d'Or	480,000	480,000	Payments to Centre Service Scolaire de l'Or et des Bois, Commission scolaire Western Quebec, and Ville de Val d'Or.

											Payments made in CDN, converted to USD at the exchange rate at the date of the individual payment. The average exchange rate for the period was 1.35.
Greece	Federal Government of Greece		210,000	12,520,000						12,730,000	Payments made in EUR, converted to USD at the exchange rate of the individual payment. The average exchange rate for the period was 0.92.
Greece	Municipality of Polygyros								130,000	130,000	Payments made in EUR, converted to USD at the exchange rate of the individual payment. The average exchange rate for the period was 0.92.
Greece	Municipality of Aristoteles								970,000	970,000	Payments made in EUR, converted to USD at the exchange rate of the individual payment. The average exchange rate for the period was 0.92.
Romania	Certej Municipal Government				140,000					140,000	Payments made in RON, converted to USD at the exchange rate of the individual payment. The average exchange rate for the period was 4.53.
Romania	Federal Government of Romania	320,000	320,000	Payments to the Ministry of Public Finance, and National Agency for Mineral Resources.

											Payments made in RON, converted to USD at the exchange rate of the individual payment. The average exchange rate for the period was 4.53.
Additional Notes:	1. Taxes of $48,180,000 were remitted to the Federal Government of the Republic of Turkey of which $11,110,000 was paid in cash after applying refunds of sales taxes previously paid.
2. Of the total fees of $4,910,000 paid to the Federal Government of the Repubic of Turkey in cash, the company received a refund of $2,240,000 for refundable VAT in cash.
	3. Royalties of $15,670,000 were remitted to the Federal Government of Greece of which $12,520,000 was paid in cash after applying VAT refunds.

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year		From:	1/1/2023	To:	12/31/2023
Reporting Entity Name		Eldorado Gold Corporation				Currency of the Report		USD
Reporting Entity ESTMA Identification Number		E919377
Subsidiary Reporting Entities (if necessary)		Eldorado Gold (Quebec) Inc (ID: E558445)
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
Turkey	Kisladag	—	8,910,000	3,870,000					12,780,000	Note 1
Turkey	Efemcukuru	—	8,290,000	570,000					8,860,000	Note 1
Turkey	Ankara Office	11,110,000	—	470,000					11,580,000	Note 1
Canada	Lamaque Complex	14,870,000		80,000					14,950,000	Note 2
Greece	Skouries		60,000						60,000	Note 3
Greece	Perama Hill		20,000						20,000	Note 3
Greece	Kassandra Mines	210,000	12,440,000					1,100,000	13,750,000	Note 3
Romania	Certej	320,000		140,000					460,000	Note 4
Additional Notes:	1. Payments made in TRY, converted to USD at the exchange rate at the date of the individual payment. The average exchange rate for the period was 23.91
2. Payments made in CDN, converted to USD at the exchange rate at the date of the individual payment. The average exchange rate for the period was 1.35.
3. Payments made in EUR, converted to USD at the exchange rate at the date of the individual payment. The average exchange rate for the period was 0.92.
	4. Payments made in RON, converted to USD at the exchange rate at the date of the individual payment. The average exchange rate for the period was 4.53.

Reporting Principles

1.Basis of Accounting
The Schedule of Payments by Payee and the Schedule of Payments by Project (collectively, the “Schedules") prepared by Eldorado Gold Corporation (the “Company”) for the year ended December 31, 2023 has been prepared in accordance with the financial reporting provisions in Section 9 of the Extractive Sector Transparency Measures Act, Section 2.3 of the Extractive Sector Transparency Measures Act – Technical Reporting Specifications and Section 3 of the Extractor Sector Transparency Measures Act – Guidance Version 2 (collectively the “financial reporting framework”).
The Schedules are prepared to provide information to the Board of Directors of Eldorado Gold Corporation and the Minister of Natural Resources Canada to assist in meeting the requirements of the Extractive Sector Transparency Measures Act. As a result, the Schedules may not be suitable for another purpose.

2.Basis of Presentation
The Schedules have been prepared using the cash basis of accounting, as required by the financial reporting framework, and therefore exclude any accruals related to payments due to governments.
The Schedules include all cash payments made, without inclusion of cash inflows from a government. Where the Company makes a payment to a government that is net of credits from that government, the net payment amount has been presented.

3.Reporting Currency
All payments are reported in U.S. dollars which is the reporting currency of the Company. When the Company has made payments in currencies other than its reporting currency, it translates the payments using the exchange rate on the date of the individual payment.

4.Rounding
All figures have been rounded to the nearest $10,000 U.S. dollars.

5.Control
As required by the financial reporting framework, the Company has reported payments made by entities controlled by the Company. The Company has determined whether it controls an entity in accordance with International Financial Reporting Standards